As filed with the Securities and Exchange Commission on July 25, 2019

Registration No. 333-211227

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-211227

UNDER

THE SECURITIES ACT OF 1933

APOLLO GLOBAL MANAGEMENT, LLC

(Exact Name of Registrant as Specified in Its Governing Instruments)

Delaware	20-8880053
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

9 West 57th Street, 43rd Floor

New York, New York 10019

(212) 515-3200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Apollo Global Management, LLC 2019 Omnibus Equity Incentive Plan

(Full Title of the Plan)

John J. Suydam, Esq.

Chief Legal Officer

Apollo Global Management, LLC

9 West 57th Street, 43rd Floor

New York, New York 10019

(212) 515-3200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of Communications to:

Monica K. Thurmond, Esq.

Catherine L. Goodall, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to Registration Statement No. 333-211227 (the “Registration Statement”), originally filed with the Securities and Exchange Commission on May 9, 2016, pertaining to the registration of Class A shares of Apollo Global Management, LLC (the “Company”) offered or issuable under the Apollo Global Management, LLC 2007 Omnibus Equity Incentive Plan (the “2007 Equity Plan”). The Company is filing the Post-Effective Amendment to the Registration Statement to withdraw and remove from registration the unissued and unsold securities issuable by the Company pursuant to the Registration Statement.

The offering contemplated by the Registration Statement has been terminated. Pursuant to the undertaking contained in Part II of the Registration Statement, the Company is removing from registration, by means of a post-effective amendment to the Registration Statement, any securities registered under the Registration Statement which remained unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 25th day of July, 2019.

APOLLO GLOBAL MANAGEMENT, LLC

By:	/s/ John J. Suydam
Name: John J. Suydam
Title: Chief Legal Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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